Exhibit 99.1

Regency Centers Announces Second Quarter 2014 Results
Same Property NOI Growth of 3.8% and Core FFO Per Share Growth of 6.0%

JACKSONVILLE, Fla. (August 6, 2014) - Regency Centers Corporation (“Regency” or the “Company”) today announced financial and operating results for the quarter ended June 30, 2014.

Financial Results

Regency reported Core Funds From Operations (“Core FFO”) for the second quarter of $65.9 million, or $0.71 per diluted share, compared to $61.8 million, or $0.67 per diluted share, for the same period in 2013. For the six months ended June 30, 2014 Core FFO was $130.0 million, or $1.41 per diluted share, compared to $120.1 million, or $1.32 per diluted share, for the same period in 2013.

Funds From Operations (“FFO”) for the second quarter was $65.9 million, or $0.71 per diluted share. For the same period in 2013, the Company reported FFO of $62.1 million, or $0.68 per diluted share. For the six months ended June 30, 2014 FFO was $131.4 million, or $1.42 per diluted share, compared to $120.0 million, or $1.32 per diluted share, for the same period in 2013.

Regency reported net income attributable to common stockholders (“Net Income”) for the second quarter of $25.5 million, or $0.28 per diluted share, compared to Net Income of $31.9 million, or $0.35 per diluted share, for the same period in 2013. For the six months ended June 30, 2014 Net Income was $44.9 million, or $0.48 per diluted share, compared to $47.4 million, or $0.52 per diluted share for the same period in 2013.

Operating Results

For the three months ended June 30, 2014, Regency’s results for wholly owned properties plus its pro-rata share of co-investment partnerships were as follows:

•	Percent leased, same properties only: 95.3%

•	Percent leased, all properties: 95.0%

•	Increase in same property net operating income (“NOI”) over the same period last year, excluding termination fees: 3.8%

•	Same space rental rate growth on a cash basis for spaces vacant less than 12 months: 61.2% on new leases and 6.3% on renewal leases for a blended average of 14.8%

•	Leasing transactions, including in-process developments (partnerships at 100%): 380 new and renewal lease transactions for a total of 1.6 million square feet

For the six months ended June 30, 2014, Regency’s results for wholly owned properties plus its pro-rata share of co-investment partnerships were as follows:

•	Increase in same property NOI over the same period last year, excluding termination fees: 3.3%

•	Same space rental rate growth on a cash basis for spaces vacant less than 12 months: 42.5% on new leases and 7.1% on renewal leases for a blended average of 13.6%

•	Leasing transactions, including in-process developments (partnerships at 100%): 646 new and renewal lease transactions for a total of 2.7 million square feet

Portfolio Activity

Property Transactions

During the quarter, Regency sold a wholly owned, free-standing drug store at a gross sales price of $2.4 million and a cap rate of 9.3%. The Company also sold four co-investment properties for $66.7 million, with Regency’s share of the gross sales price being $21.2 million, representing a weighted average cap rate of 6.1%.

Subsequent to quarter end, Regency acquired one property, on a wholly owned basis, for a gross purchase price of $19.0 million representing a cap rate of 5.6%. Located in Lincoln Park, which is one of the most affluent and densely populated neighborhoods of Chicago, Clybourn Commons boasts outstanding 3-mile demographics, including a population of 500,000 people with average household incomes of $113,000.

Developments and Redevelopments

At quarter end, the Company had seven projects in development with estimated net development costs of $223.2 million. The in-process developments were 53% funded and 86% leased and committed, including retailer-owned square footage. Regency completed one project during the quarter, representing $17.3 million in net development costs and a projected yield of 9.6%. Juanita Tate Marketplace, located near downtown Los Angeles, is 100% leased.

During the quarter, the Company started the development of one project. Willow Oaks Crossing, a 70,000 square foot shopping center anchored by Publix, is Regency’s first ground-up development in the Charlotte market. The Company’s investment upon completion is estimated to be $12.5 million with a projected yield of 8.5%.

Regency also had 19 redevelopment projects in process at quarter end representing a total estimated incremental investment upon completion of $93.1 million with estimated incremental yields on investment ranging from 8% to 10%.

Proposal to Acquire AmREIT

As previously announced, on July 10, 2014 Regency made a proposal to acquire AmREIT for $22 per share, in cash and/or stock. At the time of the announcement, Regency’s proposal represented a 20% premium based on the average closing price of AmREIT’s common stock over the prior 30 day period.

Among other benefits, the proposed transaction would create significant opportunities to leverage synergies to grow same property NOI. In addition, because Regency has a strong balance sheet and considerable financial flexibility, the combined company would have access to lower cost capital to fund growth initiatives. The combined company would also have a strong platform from which to drive additional value creation through development and densification.

Regency is pleased that on July 29, 2014 AmREIT confirmed it will commence a process to explore strategic alternatives. The Company remains interested in a combination with AmREIT and looks forward to participating in a fair and open process that could deliver significant value to the shareholders of both Regency and AmREIT.

Capital Markets

Debt Offering

On May 16, 2014, Regency completed the sale of $250 million of 3.75% senior unsecured notes maturing in June 2024. Together with the transaction, Regency settled a portion of its forward starting interest rate swaps (“Swaps”) resulting in the Company recognizing interest expense at an effective rate of 3.60% in accordance with generally accepted accounting principles. Regency has Swaps in place for a portion of its 2015 planned issuance.

The Company sold these notes in the form of a “Green Bond” with net proceeds used to fund, in whole or in part, Eligible Green Projects (as defined in the prospectus supplement dated May 13, 2014) including the acquisition, construction, development or redevelopment of these projects. Regency was the first U.S. REIT to issue a “Green Bond,” confirming the Company’s industry-leading commitment to do all that is practical to reduce the environmental impact of developing and operating shopping centers.

Term Loan Amendment

On June 27, 2014, Regency amended its existing senior unsecured term loan facility (the "Term Loan"). The amendment established a new Term Loan size of $165.0 million, extended the maturity date to June 27, 2019 and reduced the applicable interest rate. The Term Loan will bear interest at LIBOR plus a ratings based margin of 1.15% per annum, subject to adjustment from time to time based on changes to the Company's corporate credit rating, and is subject to a fee of 0.20% per annum on the undrawn balance. The Company has $75.0 million outstanding and may elect to borrow up to an additional $90.0 million through August 31, 2015.

Rating Agencies

During the quarter, Moody’s affirmed the Company’s corporate credit rating and senior unsecured ratings of Baa2, with a Positive outlook.

2014 Guidance

The Company updated certain components of its 2014 earnings guidance. These changes are summarized below. Please refer to the Company’s second quarter 2014 supplemental information package for the complete list of updates.

Full Year 2014 Guidance
	Previous Guidance	Updated Guidance
Core FFO per diluted share	$2.68 - $2.74	$2.75 - $2.80
FFO per diluted share	$2.68 - $2.74	$2.75 - $2.80
Same property percent leased at period end (pro-rata)	94.5% - 95.5%	95.0% - 96.0%
Same property NOI growth without termination fees (pro-rata)	2.5% - 3.5%	3.0% - 3.7%
Acquisitions (pro-rata)	$141,975	$160,975
Dispositions (pro-rata)	$90,000 - $165,000	$135,000 - $185,000
Development and Redevelopment starts	$130,000 - $240,000	$175,000 - $240,000
Note: Data in thousands, except per share information

Dividend

On August 4, 2014, Regency’s Board of Directors declared a quarterly cash dividend on the Company’s common stock of $0.47 per share. The dividend is payable on September 3, 2014 to shareholders of record as of August 20, 2014.

Conference Call Information

In conjunction with Regency’s second quarter results, the Company will host a conference call on Thursday, August 7, 2014 at 2:00 p.m. EDT. Dial-in and webcast information is listed below.

Second Quarter Conference Call
Date:	Thursday, August 7, 2014
Time:	2:00 p.m. EDT
Dial#:	877-407-0789 or 201-689-8562
Webcast:	www.regencycenters.com under Investor Relations

Replay

Webcast Archive:     Investor Relations page under Webcasts & Presentations

Non-GAAP Disclosure

FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“NAREIT”) defines as net income, computed in accordance with GAAP, excluding gains and losses from dispositions of depreciable property, net of tax, excluding operating real estate impairments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes FFO for all periods presented in accordance with NAREIT's definition. Many companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since FFO excludes depreciation and amortization and gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP and therefore, should not be considered an alternative for net income or as a measure of liquidity. Core FFO is an additional performance measure used by Regency as the computation of FFO includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. Core FFO excludes from FFO, but is not limited to: (a) transaction related gains, income or expense; (b) impairments on land; (c) gains or losses from the early extinguishment of debt; and (d) other non-core amounts as they occur. The Company provides a reconciliation of FFO to Core FFO.

Reconciliation of Net Income Attributable to Common Stockholders to FFO and Core FFO -
Actual (in thousands)

For the Periods Ended June 30, 2014 and 2013	Three Months Ended		Year to Date
	2014	2013	2014	2013
Net Income Attributable to Common Stockholders	$25,482	31,864	44,872	47,418
Adjustments to reconcile to Funds From Operations:
Depreciation and amortization (1)	46,645	42,287	93,383	84,568
Provision for impairment (2)	424	—	424	—
Gain on sale of operating properties, net of tax (2)	(6,710)	(12,099)	(7,419)	(12,099)
Exchangeable operating partnership units	53	70	95	109
Funds From Operations	65,894	62,122	131,355	119,996
Dilutive effect of share-based awards	(155)	(155)	(322)	(317)
Funds from Operations for calculating Diluted FFO per Share	$65,739	61,967	$131,033	119,679

Funds From Operations	$65,894	62,122	$131,355	119,996
Adjustments to reconcile to Core Funds From Operations:
Development and acquisition pursuit costs (2)	396	785	1,711	1,226
Gain on sale of land (2)	(424)	(1,090)	(3,328)	(1,090)
Provision for impairment to land	—	—	225	—
Interest rate swap ineffectiveness (2)	—	(27)	—	(20)
Early extinguishment of debt (2)	41	—	41	—
Core Funds From Operations	65,907	61,790	130,004	120,112
Dilutive effect of share-based awards	(155)	(155)	(322)	(317)
Core Funds From Operations for calculating Diluted Core FFO per Share	$65,752	61,635	$129,682	119,795

Weighted Average Shares For Diluted FFO per Share	92,151	91,664	92,151	90,976

(1) Includes pro-rata share of unconsolidated co-investment partnerships, net of pro-rata share attributable to noncontrolling interests
(2) Includes pro-rata share of unconsolidated co-investment partnerships

Reported results are preliminary and not final until the filing of the Company's Form 10-Q with the SEC and, therefore, remain subject to adjustment.

Reconciliation of Net Income Attributable to Common Stockholders to FFO and Core FFO - Guidance

	Full Year
FFO and Core FFO Guidance:	2014
Net income attributable to common stockholders	$0.74	0.79
Adjustments to reconcile net income to FFO:
Depreciation and amortization	2.09	2.09
Gain on sale of operating properties	(0.08)	(0.08)
All other amounts	—	—
Funds From Operations	$2.75	2.80

Adjustments to reconcile FFO to Core FFO:
Development and acquisition pursuit costs	0.04	0.04
Gain on sale of land	(0.04)	(0.04)
All other non-core amounts	—	—
Core Funds From Operations	$2.75	2.80

The Company has published forward-looking statements and additional financial information in its second quarter 2014 supplemental information package that may help investors estimate earnings for 2014. A copy of the Company’s second quarter 2014 supplemental information will be available on the Company's website at www.RegencyCenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental information package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the quarter ended June 30, 2014. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

Additional Information About the Proposed Transaction and Where to Find it

This press release and the communications reflected or referred to herein do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The foregoing materials relate to a business combination transaction with AmREIT that has been proposed by Regency and that may become the subject of a registration statement filed with the Securities and Exchange Commission (SEC). This material is not a substitute for the proxy statement/prospectus Regency would file with the SEC regarding the proposed transaction if a negotiated transaction is reached with AmREIT or for any other document that Regency may file with the SEC and send to AmREIT's or Regency's stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF REGENCY AND AMREIT ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such documents would be available free of charge through the website maintained by the SEC at www.sec.gov or by directing a request to the Regency Investor Relations Department, One Independent Drive, Suite 114, Jacksonville, FL 32202. Copies of such documents filed by Regency with the SEC also would be available free of charge on Regency's website at www.regencycenters.com.

Regency and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Regency's and AmREIT's stockholders in respect of the proposed transaction. Information regarding Regency's directors and executive officers can be found in Regency's definitive proxy statement filed with the SEC on March 18, 2014. Additional information regarding the interests of such potential participants will be included in any proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. All information in this communication concerning AmREIT, including such information pertaining to its business, operations and financial results, was obtained from public sources. In preparing this communication, Regency has relied upon and assumed the accuracy and completeness of such information, without assuming any responsibility for independent verification thereof.

About Regency Centers Corporation (NYSE: REG)

With more than 50 years of experience, Regency is the preeminent national owner, operator and developer of high-quality, grocery-anchored neighborhood and community shopping centers. The Company’s portfolio of 328 retail properties encompasses over 43.8 million square feet located in top markets throughout the United States, including co-investment partnerships. Regency has developed 216 shopping centers since 2000, representing an investment at completion of more than $3 billion. Operating as a fully integrated real estate company, Regency is a qualified real estate investment trust that is self-administered and self-managed.

Forward-Looking Statements

Information set forth in this Press Release contains "forward-looking statements" (as defined in Section 21E of the Exchange Act), which reflect Regency's expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors, many of which are outs Regency's control, that could cause actual results to differ materially from those contained in the forward-looking statements. Such risks and uncertainties relating to the proposed transaction include, but are not limited to, AmREIT's possible failure to accept Regency's proposal and enter into negotiations and/or definitive agreements to effect the transaction, whether and when the proposed transaction will be consummated, the possible change in Regency's plans following the transaction, market and other expectations with respect to Regency following the transaction, including regarding future dividends, market evaluations and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain requisite stockholder and other approvals for the transaction; market volatility; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; Regency's ability to achieve the cost-savings and synergies contemplated by the proposed transaction within the expected time frame; ability to integrate AmREIT's portfolio and personnel; the tenants of the respective parties; continuation or deterioration of current market conditions; and future regulatory or legislative actions that could adversely affect the companies. Additional factors that may affect future results will be contained in Regency's filings with the SEC from time to time. Regency disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise. Please also refer to the documents filed by Regency with the SEC, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.